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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Amendment No. 1 to the Form S-3 Registration Statement and Prospectus of Judicate, Inc. [the "Company"] relating to shares of common stock of the Company, of our report dated April 10, 1995, which is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, as amended by Form 10-KSB/A, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


                                                 MORTENSON AND ASSOCIATES, P.C.

                                                 Certified Public Accountants.

Cranford, New Jersey

November 7, 1995